Exhibit 99.D

Form of Notice of Withdrawal of Tender

EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Interests in

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS LP

Tendered Pursuant to the Offer to Purchase

Dated April 18, 2005

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP BY,

12:00 MIDNIGHT, NEW YORK TIME, ON TUESDAY, MAY 31, 2005, UNLESS THE

OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:

Morgan Stanley Alternative Investment Partners LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, PA 19428-2881

Attn: Robin Coroniti

For additional information:

Phone:(610) 260-7600

Fax:(212) 507-8307

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited partnership interest in Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”), or the tender of a portion of such interest, for purchase by the Partnership that previously was submitted by the undersigned in a Letter of Transmittal dated              .

Such tender was in the amount of:

The undersigned’s entire limited partnership interest.

A portion of the undersigned’s limited partnership interest expressed as a specific dollar value.

That portion of the undersigned’s limited partnership interest in excess of the required minimum balance of $25,000,000 ($250,000 in the case of any Limited Partner who was admitted to the Partnership prior to March 1, 2005).

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the undersigned’s interest in the Partnership (or portion of such interest) previously tendered will not be purchased by the Partnership upon expiration of the tender offer described above.

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SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-Signatory

Date: ________________

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